AMENDMENT OF PROMISSORY NOTE

This Amendment of Promissory Note dated as of May 3, 2010 (this "Amendment"), is by and between **Morgan Mining Corp.**, a Nevada corporation, (the "Company"), and **LeadDog Capital, LP**, a limited partnership organized under the laws of Delaware ("LeadDog").

WHEREAS, on or about July 29, 2009, the Company and LeadDog closed a transaction in which LeadDog loaned the Company $11,750 pursuant to the terms of a promissory note (the "Note") ; and

WHEREAS, the Company and LeadDog are entering into this Amendment to amend the terms of the Note.

NOW, THEREFORE, in consideration of the foregoing and the covenants, agreements and warranties contained herein, the sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

1. The parties agree that it would be in the best interests of the Company and LeadDog to delete Section 8.9 *Delisting of Common Stock* which required the Company to have its common stock listed on the Pink Sheets or OTC Bulletin Board on or before January 29, 2010. Therefore, the parties agree that Section 8.9 *Delisting of Common Stock* is hereby deleted in its entirety and this Amendment shall be retroactive to July 29, 2009, which was the original issuance date of the Note.

2. Submission to Jurisdiction.

a. Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this Amendment or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties shall be brought and maintained exclusively in the state courts of the state of New York. The parties hereby expressly and irrevocably submit to the jurisdiction of the state courts of the state of New York for the purpose of any such litigation as set forth above and irrevocably agree to be bound by any final judgment rendered thereby in connection with such litigation. The parties further irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York.

b. Waiver of Jury Trial. The parties hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising in connection with this Amendment, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties. Each party acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for each of the parties entering into this Amendment.

3. Miscellaneous

a. Entire Agreement. This Amendment constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties with respect to such subject matter.

b. Severability. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions hereof shall not be affected thereby.

c. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

d. Neither this Amendment nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

e. This Amendment shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by New York courts to agreements entered into, and to be performed in, New York by and between residents of New York, and shall be binding upon the undersigned, the undersigned's heirs, estate and legal representatives and shall inure to the benefit of the parties and their successors. If any provision of this Amendment is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

f. This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.

g. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Amendment, the successful party shall be awarded reasonable attorneys' fees and costs.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

MORGAN MINING CORP.

By: ______________________
Name: Robert W. Thayer
Title: President

LEADDOG CAPITAL L.P., BY ITS GENERAL PARTNER,
LEADDOG CAPITAL MARKETS, LLC

By: ______________________
Chris Messalas, Managing Member